Exhibit 3.5B

                            CERTIFICATE OF AMENDMENT OF

                            CERTIFICATE OF INCORPORATION

                                         OF

                       THE OLD EVANGELINE DOWNS CAPITAL CORP.



It is hereby certified that:

      1. The name of the corporation is The Old Evangeline Downs Capital Corp. (the "Corporation").

      2. The Certificate of Incorporation of the Corporation is amended to delete ARTICLE FIRST thereof and substitute in lieu of said ARTICLE FIRST the following new ARTICLE FIRST:

FIRST:   The  name  of  the   Corporation   is  Peninsula   Gaming  Corp.   (the
         "Corporation").

      3. The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, I have hereunto set my signature this 17th day of June, 2004.



                                    By:  /s/ M. Brent Stevens
                                        -----------------------------------
                                         Name:  M. Brent Stevens
                                         Title:    Chief Executive Officer